Exhibit 99.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of February 13, 2013, is entered into by and between Aberdeen Asset Management PLC, a public limited company organized and existing under the laws of the United Kingdom (“Parent”), and GAM Holding AG (the “Stockholder”).

WHEREAS, the Stockholder owns (both beneficially and of record) in the aggregate 15,880,844 shares of class A common stock, par value $0.001 per share (“Company Common Stock” and such shares of Company Common Stock together with any shares of Company Common Stock acquired by the Stockholder after the date hereof being collectively referred to herein as the “Shares”) of Artio Global Investors Inc., a Delaware corporation (the “Company”);

WHEREAS, the Company, Parent, and Guardian Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”); and

WHEREAS, the Stockholder has agreed to enter into this Agreement in order to induce Parent to enter into the Merger Agreement and to consummate the transactions contemplated thereby.

NOW, THEREFORE, in consideration of Parent’s entering into the Merger Agreement and of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. Defined Terms.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement.

SECTION 2. Representations and Warranties of Stockholder.  The Stockholder hereby represents and warrants to Parent as follows:

(a)  Title to the Shares.  The Stockholder is the record and beneficial owner of 15,880,844 shares of Company Common Stock, which as of the date hereof constitutes all of the shares of Company Common Stock, or any other securities convertible into or exercisable for any shares of Company Common Stock (all collectively being “Company Securities”) owned beneficially and of record by the Stockholder and its Affiliates.  The Stockholder and its Affiliates do not have any rights of any nature to acquire any additional Company Securities.  Except for (i) that certain Shareholders Agreement, dated September 29, 2009, by and between the Company and the Stockholder, as may be amended from time to time (the “Shareholders Agreement”), (ii) that certain Registration Rights Agreement, dated September 29, 2009, by and among the Company, the Stockholder and the other shareholders party thereto, as may be amended from time to time (the “Registration Rights Agreement”), (iii) proxies and restrictions in favor of Parent granted pursuant to this Agreement and (iv) such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States, the Stockholder owns all of such shares of Company Common Stock free and clear of all limitations on voting rights, and has not appointed or granted any proxy, power of attorney or other authorization, which appointment or grant is still effective, with respect to any of such shares of Company Common Stock.  The Stockholder has the full ability and authority to vote the Shares as of the date hereof and shall have such ability and authority to vote the Shares through the Effective Time.

(b)  Organization.  The Stockholder is duly organized, validly existing and in good standing or similar concept under the laws of the jurisdiction of its organization.

(c)  Authority Relative to this Agreement.  The Stockholder has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Stockholder.  This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) subject to general principles of equity.

(d)  No Conflict.  Except for any filings as may be required by applicable federal securities laws, the execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or any other Person by the Stockholder; (ii) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of the organizational documents of the Stockholder or any other any agreement to which the Stockholder is a party, including any voting agreement, stockholders agreement, voting trust, trust agreement, pledge agreement, loan or credit agreement, note, bond, mortgage, indenture lease or other agreement, instrument, permit, concession, franchise or license, including, without limitation, the Shareholders Agreement; or (iii) conflict with or violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder’s property or assets.

SECTION 3. Covenants of Stockholder.

(a)  Restriction on Transfer.  The Stockholder hereby covenants and agrees that prior to the termination of this Agreement, the Stockholder shall not, directly or indirectly, sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant any proxy to, deposit any Shares into a voting trust, enter into a voting trust agreement or create or permit to exist any additional security interest, lien, claim, pledge, option, right of first refusal, charge or other encumbrance of any nature with respect to the Shares that would limit the ability of the Stockholder to vote the Company Securities in accordance with Section 4 below.

(b)  Additional Shares.  Prior to the termination of this Agreement, the Stockholder will promptly notify Parent of the number of any new shares of Company Common Stock or any other Company Securities acquired directly or beneficially by the Stockholder, if any, after the date hereof.  Any such shares shall automatically become “Shares” within the meaning of this Agreement immediately upon their acquisition by the Stockholder.

(c)  Nonsolicitation.  Prior to the termination of this Agreement and subject to Section 4(e) below, the Stockholder shall (i) not (whether directly or indirectly through any representative of the Stockholder) engage in any conduct that if conducted by the Company would be prohibited by Section 7.7 of the Merger Agreement after taking into account the terms of such section, and (ii) advise the Company (in order that the Company can timely comply with its obligations under Section 7.7(b) of the Merger Agreement) of the Stockholder’s receipt of any Acquisition Proposal.

(d)  Restrictions on Hedging.    Prior to the termination of this Agreement, without Parent’s prior written consent, the Stockholder shall not directly or indirectly enter into any forward sale, hedging or similar transaction involving any Company Securities by which any of the Stockholder’s voting rights with respect to any such Company Securities are in any way transferred or limited prior to the Effective Time.

(e)  Termination of Shareholders Agreement.  The Stockholder shall terminate, and Parent shall cause the Company to terminate, the Shareholders Agreement as of the Effective Time and without any liability or obligation to the Company or the Stockholder.

(f)  Termination of Registration Rights Agreement. The Stockholder shall terminate, and Parent shall cause the Company to terminate, the Registration Rights Agreement as of the Effective Time and without any liability or obligation to the Company or the Stockholder.

SECTION 4. Voting Agreement.

(a)  Voting Agreement.  The Stockholder hereby agrees that prior to the termination of this Agreement, at any meeting of the stockholders of the Company however called, and in any action by written consent of the stockholders of the Company, the Stockholder shall, unless the Authorized Parties have voted the Shares pursuant to the irrevocable proxy granted in Section 4(b) hereof, vote the Shares owned beneficially or of record by the Stockholder (whether in person or by delivery of a proxy card) or execute and deliver a written consent with respect to the Shares as follows:

(i)       in favor of adoption of the Merger Agreement, and approval of the terms thereof and of the Merger, and the other transactions contemplated thereby;

(ii)  against any action or agreement that has or would reasonably be likely to result in any conditions to the Company’s obligations under Article VIII of the Merger Agreement not being satisfied on or prior to the Termination Date;

(iii)  against any Acquisition Proposal;

(iv)  against any amendments to the Company Organizational Documents if such amendment would reasonably be expected to prevent or materially delay the consummation of the Closing; and

(v)  against any other action or agreement that is intended, or would reasonably be expected to, materially impede, interfere with, delay, or postpone the Merger or the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of stock of the Company.

(b)  Grant of Proxy.  The Stockholder hereby irrevocably grants to and appoints, Parent and each of its designees (the “Authorized Parties” and each an “Authorized Party”), and each of them individually as the Stockholder’s proxy and attorney-in-fact (with full power of substitution) for and in the name, place and stead of the Stockholder, to vote the Shares or execute one or more written consents or approvals in respect of the Shares on or prior to the termination of this Agreement:

(i)    in favor of adoption of the Merger Agreement, and approval of the terms thereof and of the Merger, and the other transactions contemplated thereby;

(ii)  against any action or agreement that has or would reasonably be expected to result in any conditions to the Company’s obligations under Article VIII of the Merger Agreement not being satisfied on or prior to the Termination Date;

(iii)  against any Acquisition Proposal;

(iv)  against any amendments to the Company Organizational Documents if such amendment would reasonably be expected to prevent or materially delay the consummation of the Closing; and

(v)  against any other action or agreement that is intended, or would reasonably be expected to, materially impede, interfere with, delay, or postpone the Merger or the transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of stock of the Company.

The Stockholder hereby ratifies and confirms that the irrevocable proxy set forth in this Section 4(b) is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the Stockholder’s duties in accordance with this Agreement.  The Stockholder hereby further ratifies and confirms that the irrevocable proxy granted hereby is coupled with an interest and may under no circumstances be revoked prior to the termination of this Agreement (at which time such proxy shall automatically terminate without further action of the parties), except as otherwise provided in this Agreement.  Such irrevocable proxy shall be valid until termination of this Agreement.  The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of the Stockholder.  Upon the execution of this Agreement, the Stockholder hereby revokes any and all prior proxies or powers of attorney given by the Stockholder with respect to voting of the Shares on the matters contemplated hereby and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Shares on the matters contemplated hereby until after the termination of this Agreement.  The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the Stockholder’s granting of the proxy contained in this Section 4(b).  The Stockholder hereby affirms that the proxy granted in this Section 4(b) is given in connection with the execution of the Merger Agreement, and that such proxy is given to secure the performance of the duties of the Stockholder under this Agreement.  If for any reason the proxy granted herein is found by a court of competent jurisdiction to not be valid, then the Stockholder agrees to vote the Shares in accordance with Section 4(a).  For Shares as to which the Stockholder is the beneficial but not the record owner, the Stockholder shall take all necessary actions to cause any record owner of such Shares to irrevocably constitute and appoint Parent and its designees as such record owner’s attorney and proxy and grant an irrevocable proxy to the same effect as that contained herein.

(c)  Effect of Company Adverse Recommendation Change. Notwithstanding anything in this Agreement to the contrary, from and after the date of any Company Adverse Recommendation Change in response to an Intervening Event the number of Shares owned beneficially or of record by the Stockholder that are subject to the terms of Sections 4(a) and 4(b) of this Agreement shall be 11,645,952.

(d)  Other Voting.  The Stockholder shall vote on all issues other than those specified in this Section 4 that may come before a meeting of the stockholders of the Company in its sole discretion, provided that such vote does not contravene the provisions of this Section 4.

(e)  Acquisition Proposals; Superior Proposals.  Notwithstanding anything to the contrary herein, the Stockholder shall be entitled to participate with the Company and its directors, officers, representatives, advisors or other intermediaries in any negotiations or discussions with any Person (including, without limitation, negotiating or discussing a voting agreement with a Person that would be entered into at any time after the termination of this Agreement), or any preparations therefor, in each case in connection with an Acquisition Proposal or a Superior Proposal to the extent that the Company is permitted to engage in such negotiations or discussions in accordance with Section 7.7 of the Merger Agreement.

SECTION 5. Representations and Warranties of Parent.  Parent hereby represents and warrants to the Stockholder as follows:

5.1.  Organization.  Parent is duly organized, validly existing, and in good standing under the laws of the United Kingdom.

5.2.  Authority Relative to this Agreement.  Parent has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Parent.  This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Stockholder, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) subject to general principles of equity.

5.3.  No Conflict.  The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, (a) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or any other Person by Parent, except for filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (b) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the Parent Organizational Documents or any other agreement to which Parent is a party; or (c) conflict with or violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or to Parent’s property or assets.

SECTION 6. Other Agreements.  Parent has not entered into any agreement of a kind on or prior to the date hereof that, if granted after the date of this Agreement, would trigger rights in favor of the Stockholder as contemplated by the Section 7 below, except as otherwise disclosed to the Stockholder on or prior to the Stockholder’s delivery of this Agreement.

SECTION 7. Most Favored Nation.  If Parent (i) enters into, or (ii) amends or waives the terms of any, voting or support agreement relating to the Merger Agreement or the transactions contemplated thereby that (in either case) establishes rights for the counterparty stockholder thereto with respect to the matters covered by this Agreement in a manner more favorable to such counterparty stockholder in any material respect than the rights and benefits established in favor of the Stockholder under this Voting Agreement (or provides for covenants and obligations with respect to the matters covered by this Agreement less onerous on the counterparty stockholder thereto than the covenants and obligations imposed on the Stockholder under this Voting Agreement), Parent will as promptly as practicable offer to extend the same to the Stockholder, which will be entitled to accept such offer by written notice delivered to Parent within 10 Business Days of such offer

SECTION 8. Stop Transfer Order.  In furtherance of this Agreement, concurrently herewith the Stockholder hereby does authorize each of the Company and Parent to notify the Company’s transfer agent that there is a stop transfer order with respect to all Company Securities covered by this Agreement (and that this Agreement places limits on the voting and transfer of the Shares).  .

SECTION 9. Certain Events.  The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding on any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise.  In the event of any stock split, stock dividend, merger, consolidation, reorganization, recapitalization or other change in the capital structure of the Company affecting the Common Stock or other voting securities of the Company, the number of Shares shall be deemed adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock or other Company Securities issued to or acquired by the Stockholder.

SECTION 10. Termination.  This Agreement and the proxy granted pursuant to Section 4(b) shall automatically terminate without further action of the parties and this Agreement shall become null and void and have no further force and effect on the first to occur of (a) the Effective Time, (b) the termination of the Merger Agreement or (c) the date the Merger Agreement is amended to reduce the amount of or to change the form of consideration payable to the Company’s stockholders in the Merger.

SECTION 11. Miscellaneous.

(a)  Expenses.  All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(b)  Specific Performance.  The parties hereto agree that, in the event any provision of this Agreement is not performed in accordance with the terms hereof, (i) the non-breaching party will sustain irreparable damages for which there is not an adequate remedy at law for money damages, and (ii) the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(c)  Entire Agreement. This Agreement (together with the Merger Agreement) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

(d)  Assignment.  Without the prior written consent of the other party to this Agreement, no party may assign any rights or delegate any obligations under this Agreement. Any such purported assignment or delegation made without prior consent of the other party hereto shall be null and void.

(e)  Parties in Interest.  This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f)  Amendment.  This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

(g)  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(h)  Notices. All notices, requests, demands and other communications under this Agreement (each, a “Notice”) to any party shall be in writing and shall be delivered (i) in person, (ii) sent by nationally recognized overnight courier, or (iii) sent by facsimile transmission

(provided the original copy concurrently is delivered by another method provided above in this Section 10(h)), in each case addressed to such party at the address or facsimile number set forth below:

if to Parent:

Aberdeen Asset Management PLC
10 Queen’s Terrace
Aberdeen, Scotland
AB10 1YG
Attention:  Company Secretary
Facsimile:   (866) 291-5760

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention:  David K. Boston
Facsimile:   (212) 728-8111

if to the Stockholder:

GAM Holding AG
Klausstrasse 10
8034 Zurich
Switzerland
Attention:  Scott Sullivan, Group General Counsel
Facsimile:   +41 (0) 58 426 30 31

with a copy to:

Freshfield Bruckhaus Deringer
601 Lexington Avenue
New York, N.Y. 10022
Attention:  Matthew Jacobson
Facsimile:   (212) 277-4001

Each Notice shall be deemed received on the date of receipt by the recipient thereof, if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day; otherwise, such Notice shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any party may change its address or facsimile number for the purpose of this Section 11(h) by giving the other party a Notice of its new address or facsimile number in the manner set forth above.

(i)  Governing Law.  This Agreement shall be governed by and construed, performed and enforced in accordance with the internal laws of the State of Delaware applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts of law principles.

(j)  Exclusive Jurisdiction.  The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Delaware.  Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding.  Each party hereto irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(k)  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(l)  Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(m)    Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) with counterpart signature pages or in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

ABERDEEN ASSET MANAGEMENT PLC

By:	/s/ Gary R. Marshall
	Name:	Gary R. Marshall
	Title:	Authorized Signatory

GAM HOLDING AG

By:	/s/ Scott Sullivan
	Name:	Scott Sullivan
	Title:	General Counsel

By:	/s/ Elmar Zumbühl
	Name:	Elmar Zumbühl
	Title:	Legal Counsel and Corporate Secretary